UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 01, 2008

Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (501) 328-4770

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

          Home Bancshares, Inc announced on January 2, 2008 that the previously announced merger of Centennial Bancshares, Inc and its subsidiary, Centennial Bank has been completed as of January 1, 2008. The accredited shareholders of Centennial Bancshares, Inc. received 16.8153 shares of Home Bancshares, Inc. for each share of Centennial Bancshares, Inc. owned. Non accredited shareholders, which were 4.62% of the stock of Centennial Bancshares, Inc., received cash. Based upon the current price of HOMB stock on January 1, 2008 of $20.97 per share the total deal value excluding the earn out is approximately $23.9 million. The merger agreement further provides for an earn out based upon 2008 earnings of up to a maximum of $4,000,000 which can be paid at the election of the accredited shareholders in cash or stock of Home BancShares, Inc.

          A copy of the press release announcing the signing of the Merger Agreement is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

          99.1      Press Release dated January 2, 2008 announcing the completion of the merger with
                       Centennial Bancshares, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
January 02, 2008 (Date)	/s/ RANDY MAYOR Randy Mayor Chief Financial Officer